EXHIBIT 99.1

NEWS RELEASE

      One Park Place, Suite 700 ■ 621 Northwest 53rd Street ■ Boca Raton, Florida 33487 ■ www.thegeogroupinc.com
CR-07-09
THE GEO GROUP REPORTS FOURTH QUARTER 2006 RESULTS
AND INCREASES 2007 GUIDANCE BY $0.15 EPS
•	4Q Income from Continuing Operations Increased to $10.5 Million — $0.52 EPS

•	4Q Pro-Forma Income from Continuing Operations Increased to $10.7 Million — $0.53 EPS

•	4Q Revenue Increased to $247.4 Million from $164.9 Million

•	Increases Pro Forma 2007 Guidance by $0.15 EPS
Boca Raton, Fla. — February 27, 2007 — The GEO Group (NYSE: GEO) (“GEO”) today reported fourth quarter and full-year 2006 financial results. GEO reported fourth quarter 2006 Income from Continuing Operations of $10.5 million, or $0.52 per share, based on 20.2 million diluted weighted average shares outstanding, compared with a loss of $1.3 million, or $0.09 per share, based on 15.0 million diluted weighted average shares outstanding in the fourth quarter of 2005. GEO reported 2006 Income from Continuing Operations of $30.3 million, or $1.70 per share, based on 17.9 million diluted weighted average shares outstanding, compared with $5.9 million, or $0.39 per share, based on 15.0 million diluted weighted average shares outstanding for 2005.
Fourth quarter 2006 pro forma income from continuing operations increased 197% to $10.7 million, or $0.53 per share from $3.6 million, or $0.24 per share, in the fourth quarter of 2005. Pro forma income from continuing operations for 2006 increased 166% to $32.4 million, or $1.81 per share, from $12.2 million, or $0.81 per share, for 2005. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Pro Forma Income from Continuing Operations.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our strong operational and financial performance during 2006. The primary factors driving our improved financial results are the successful acquisition and integration of Correctional Services Corporation in November 2005; stronger results at a number of our federal facilities due to improved contract terms and higher occupancy levels as a result of the U.S. Secure Border Initiative; and new contract wins by our three business units of U.S. Corrections, GEO Care, and International Services.
“We continue to have a strong organic growth pipeline with projects totaling more than 5,400 beds under development representing more than $94 million in expected annual operating revenues. These projects are expected to start between the first quarter of 2007 and the second quarter of 2008. In addition, our successful acquisition of CentraCore Properties Trust allows our company to regain control of 11 important facilities and has positioned us to pursue future potential growth opportunities through the expansion of existing facilities.”
Pro Forma Income from Continuing Operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP Income from Continuing Operations for the fourth quarter and year-end 2006.
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NEWS RELEASE
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	31-Dec-06	1-Jan-06	31-Dec-06	1-Jan-06
Income from Continuing Operations	$10,537	$(1,323)	$30,308	$5,879
2006
Start-Up Expenses	926		2,045
Deferred Financing Fees	—		803
International Tax Benefit	(750)		(750)
2005
International Tax Benefit		(8,517)		(8,517)
Start-Up Expenses		592		592
Michigan Impairment Charge		12,630		12,630
Job Reclassification Expenses		242		242
U.S. Job Creation Tax Benefit		—		(1,704)
Queens Transition Costs		—		479
Deferred Financing Fees		—		752
Jena, Louisiana Write-Off		—		2,596
Insurance Adjustment		—		(789)

Pro Forma Income from Continuing Operations	$10,713	$3,624	$32,406	$12,160

Diluted Earnings Per Share
Income from Continuing Operations	$0.52	$(0.09)	$1.70	$0.39
2006
Start-Up Expenses	0.05		0.11
Deferred Financing Fees	—		0.04
International Tax Benefit	(0.04)		(0.04)
2005
International Tax Benefit		(0.56)		(0.56)
Start-Up Expenses		0.03		0.03
Michigan Impairment Charge		0.85		0.85
Job Reclassification Expenses		0.01		0.01
U.S. Job Creation Tax Benefit		—		(0.11)
Queens Transition Costs		—		0.03
Deferred Financing Fees		—		0.05
Jena, Louisiana Write-Off		—		0.17
Insurance Adjustment		—		(0.05)

Diluted Pro Forma Earnings Per Share	$0.53	$0.24	$1.81	$0.81

Weighted Average Shares Outstanding	20,170	14,978	17,872	15,015
Revenue
GEO reported a 50% increase in fourth quarter 2006 revenue to $247.4 million from $164.9 million in the fourth quarter of 2005. Fourth quarter 2006 revenue includes $37 million in pass-through construction revenues. GEO reported a 40% increase in 2006 revenue to $860.9 million from $612.9 million in 2005. 2006 revenue includes $74 million in pass-through construction revenues. Exclusive of pass-through construction revenues, GEO reported fourth quarter 2006 operating revenues of $210.4 million and year-end 2006 operating revenues of $786.9 million. U.S. Corrections revenue for 2006 increased to $612.8 million from $473.3 million for 2005. International Services revenue for 2006 increased to $103.6 million from $98.8 million for 2005. GEO Care revenue for 2006 increased to $70.4 million from $32.6 million for 2005.
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NEWS RELEASE
Adjusted EBITDA and Adjusted EBITDAR
Fourth quarter 2006 Adjusted EBITDA increased 71% to $25.2 million from $14.7 million in the fourth quarter of 2005. Adjusted EBITDAR for the fourth quarter of 2006 increased 49% to $31.2 million from $20.9 million for the fourth quarter of 2005. Adjusted EBITDA for 2006 increased 86% to $91.2 million from $49.1 million for 2005. Adjusted EBITDAR for 2006 increased 54% to $116.9 million from $75.7 million for 2005. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA and Adjusted EBITDAR.
The following table presents a reconciliation from Adjusted EBITDA and Adjusted EBITDAR to GAAP Net Income for the fourth quarter and year-end 2006.
Table 2. Reconciliation from Adjusted EBITDA and Adjusted EBITDAR to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	31-Dec-06	1-Jan-06	31-Dec-06	1-Jan-06
Net Income	$10,515	$(807)	$30,031	$7,006
Discontinued Operations	22	(516)	277	(1,127)
Interest Expense, Net	3,355	4,641	17,544	13,862
Income Tax Provision	5,363	(13,707)	16,505	(11,826)
Depreciation and Amortization	4,467	4,949	22,235	15,876

EBITDA	$23,722	$(5,440)	$86,592	$23,791

Adjustments, Pre-tax
2006
Start-Up Expenses	1,494		3,298
Deferred Financing Fees	—		1,295
2005
International Tax Benefit		(2,057)		(2,057)
Start-Up Expenses		977		977
Michigan Impairment Charge		20,859		20,859
Job Reclassification Expenses		400		400
Queens Transition Costs		—		798
Deferred Financing Fees		—		1,360
Jena, Louisiana Write-Off		—		4,255
Insurance Adjustment		—		(1,300)

Adjusted EBITDA	$25,216	$14,739	$91,185	$49,083

Lease Rental Expense	5,960	6,123	25,700	26,611

Adjusted EBITDAR	$31,176	$20,862	$116,885	$75,694

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NEWS RELEASE
Adjusted Free Cash Flow
Adjusted Free Cash Flow for the fourth quarter of 2006 increased 106% to $9.9 million from $4.8 million for the fourth quarter of 2005. Adjusted Free Cash Flow for 2006 increased 136% to $47.9 million from $20.3 million for 2005. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow.
The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP Income from Continuing Operations for the fourth quarter and year-end 2006.
Table 3. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	31-Dec-06	1-Jan-06	31-Dec-06	1-Jan-06
Income from Continuing Operations	$10,537	$(1,323)	$30,308	$5,879
Depreciation and Amortization	4,467	4,949	22,235	15,876
Income Tax Provision	5,363	(13,707)	16,505	(11,826)
Income Taxes Paid	(2,199)	3,068	(11,336)	(632)
Stock Based Compensation Included in G&A	424	—	1,341	—
Maintenance Capital Expenditures	(8,049)	(7,979)	(10,665)	(13,564)
Equity in Earnings of Affiliates, Net of Income Tax	(538)	(2,280)	(1,576)	(2,079)
Minority Interest	(80)	(202)	(125)	(742)
Write-off of Deferred Financing Fees	—	—	1,295	1,360
Start-Up Expenses	—	977	—	977
Michigan Impairment Charge	—	20,859	—	20,859
Job Reclassification Expenses	—	400	—	400
Queens Transition Costs	—	—	—	798
Jena, Louisiana Write-Off	—	—	—	4,255
Insurance Adjustment	—	—	—	(1,300)

Adjusted Free Cash Flow	$9,925	$4,762	$47,982	$20,261

Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income from Continuing Operations, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses, Deferred Financing Fees, and the other items set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses, Deferred Financing Fees, and the other items set forth in Table 2 above. Adjusted EBITDAR is defined as Adjusted EBITDA including Lease Rental Expense. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 2, and 3 respectively set forth above in this press release. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
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NEWS RELEASE
2007 Financial Guidance
GEO is increasing its 2007 earnings guidance to a pro forma range of $1.90 to $2.05 per share, exclusive of $0.12 per share in after-tax start-up expenses associated with facility openings. GEO expects 2007 operating revenues to be in the range of $890 million to $910 million exclusive of pass-through construction revenues.
GEO expects first quarter 2007 earnings to be in a pro forma range of $0.37 to $0.39 per share, exclusive of $0.06 per share in after-tax start-up expenses. GEO expects first quarter 2007 operating revenues to be in the range of $215 million to $220 million exclusive of pass-through construction revenues.
GEO expects second quarter 2007 earnings to be in a pro forma range of $0.47 to $0.51 per share, exclusive of $0.01 per share in after-tax start-up expenses. GEO expects second quarter 2007 operating revenues to be in the range of $221 million to $226 million exclusive of pass-through construction revenues.
GEO expects third quarter 2007 earnings to be in a pro forma range of $0.50 to $0.54 per share, exclusive of $0.05 per share in after-tax start-up expenses. GEO expects third quarter 2007 operating revenues to be in the range of $224 million to $229 million exclusive of pass-through construction revenues.
GEO expects fourth quarter 2007 earnings to be in a pro forma range of $0.56 to $0.61 per share. GEO expects fourth quarter 2007 operating revenues to be in the range of $230 million to $235 million exclusive of pass-through construction revenues.
GEO’s 2007 financial guidance does not include any potential contracts for the utilization of GEO’s available bed capacity at the Northlake Correctional Facility in Baldwin, Michigan or the LaSalle Correctional Facility in Jena, Louisiana. The upper end of GEO’s 2007 earnings guidance includes a modest contribution from increased utilization of the New Castle Correctional Facility in New Castle, Indiana.

2007 Operating Revenue Guidance (In Millions)
(Exclusive of Pass-Through Construction Revenue)	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007
Previously Issued Guidance					$880 - $905

Revised Guidance (February 27, 2007)	$215 - $220	$221 - $226	$224 - $229	$230 - $235	$890 - $910

2007 Earnings Per Share
	1Q 2007	2Q 2007	3Q 2007	4Q 2007	FY 2007
Previously Issued GAAP Guidance					$1.65 - $1.80

After-Tax Start-Up Expenses					$0.10

Previously Issued Pro Forma Guidance					$1.75 - $1.90

Revised GAAP Guidance (February 27, 2007)	$0.31 - $0.33	$0.46 - $0.50	$0.45 - $0.49	$0.56 - $0.61	$1.78 - $1.93

After-Tax Start-Up Expenses	$0.06	$0.01	$0.05	—	$0.12

Revised Pro Forma Guidance (February 27, 2007)	$0.37- $0.39	$0.47 - $0.51	$0.50 - $0.54	$0.56 - $0.61	$1.90 - $2.05

Diluted Weighted Average Shares Outstanding (In Millions)	20.2	20.2	20.2	20.2	20.2
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NEWS RELEASE
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 3:00 PM (Eastern Time) today to discuss GEO’s fourth quarter 2006 financial results as well as GEO’s progress and outlook. The call-in number for the U.S. is 1-800-299-0148 and the international call-in number is 1-617-801-9711. The participant pass-code for the conference call is 94502562. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 27, 2007 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 28385790. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, Canada, and the United Kingdom. GEO’s worldwide operations include 64 correctional and residential treatment facilities with a total design capacity of approximately 55,000 beds.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2007 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Fourth quarter and year-end financial tables to follow:

NEWS RELEASE
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND FIFTY-TWO WEEKS ENDED
DECEMBER 31, 2006 AND JANUARY 1, 2006
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Fifty-two Weeks Ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
Revenues	$247,404	$164,874	$860,882	$612,900
Operating expenses	210,246	159,227	718,178	540,128
Depreciation and amortization	4,467	4,949	22,235	15,876
General and administrative expenses	13,894	13,165	56,268	48,958

Operating income	18,797	(12,467)	64,201	7,938
Interest income	2,881	2,281	10,687	9,154
Interest expense	(6,236)	(6,922)	(28,231)	(23,016)
Write off of deferred financing fees from extinguishment of debt	—	—	(1,295)	(1,360)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	15,442	(17,108)	45,362	(7,284)
Provision for income taxes	5,363	(13,707)	16,505	(11,826)
Minority interest	(80)	(202)	(125)	(742)
Equity in earnings (loss) of affiliate	538	2,280	1,576	2,079

Income from continuing operations	10,537	(1,323)	30,308	5,879
Income (loss) from discontinued operations	(22)	516	(277)	1,127

Net income	$10,515	$(807)	$30,031	$7,006

Weighted-average common shares outstanding:
Basic	19,405	14,493	17,221	14,370

Diluted	20,170	14,978	17,872	15,015

Income per common share:
Basic:
Income from continuing operations	$0.54	$(0.09)	$1.76	$0.41
Income (loss) from discontinued operations	0.00	0.03	(0.02)	0.08

Net income per share-basic	$0.54	$(0.06)	$1.74	$0.49

Diluted:
Income from continuing operations	$0.52	$(0.09)	$1.70	$0.39
Income (loss) from discontinued operations	0.00	0.04	(0.02)	0.08

Net income per share-diluted	$0.52	$(0.05)	$1.68	$0.47

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NEWS RELEASE
The GEO Group, Inc. — Operating Data

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	December 31, 2006	January 1, 2006	December 31, 2006	January 1, 2006
*Revenue-producing beds	48,873	43,187	48,873	43,187
*Compensated man-days	4,154,112	3,161,501	15,788,208	12,607,525
*Average occupancy[1]	98.5%	99.0%	97.4%	97.5%

*Includes South Africa

[1] Does not include GEO’s idle facilities.
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2006 and January 1, 2006

	2006	2005
	(In thousands, except per
	share data)
ASSETS
Current Assets
Cash and cash equivalents	$111,520	$57,094
Restricted cash	13,953	8,882
Accounts receivable, less allowance for doubtful accounts of $926 and $224	162,867	127,612
Deferred income tax asset	19,492	19,755
Other current assets	14,922	15,826
Current assets of discontinued operations	—	123

Total current assets	322,754	229,292

Restricted Cash	19,698	17,484
Property and Equipment, Net	287,374	282,236
Assets Held for Sale	1,610	5,000
Direct Finance Lease Receivable	47,367	38,492
Deferred Income Tax Assets	4,941	—
Goodwill and Other Intangible Assets, Net	41,554	52,127
Other Non Current Assets	18,155	14,880

	$743,453	$639,511

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$48,890	$27,762
Accrued payroll and related taxes	31,320	26,985
Accrued expenses	77,675	70,177
Current portion of deferred revenue	1,830	1,894
Current portion of capital lease obligations, long-term debt and non-recourse debt	12,685	8,441
Current liabilities of discontinued operations	1,303	1,260

Total current liabilities	173,703	136,519

Deferred Revenue	1,755	3,267
Deferred Tax Liability	—	2,085
Minority Interest	1,297	1,840
Other Non Current Liabilities	24,816	19,601
Capital Lease Obligations	16,621	17,072
Long-Term Debt	144,971	219,254
Non-Recourse Debt	131,680	131,279
Total shareholders’ equity	248,610	108,594

	$743,453	$639,511

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